EXHIBIT 11

                          Independent Auditor's Consent


The Board of Trustees
Rainier Investment Management Mutual funds:

We consent to the incorporation by reference in Rainier Investment Management Mutual Funds Post-Effective Amendment No. 4 to the Registration Statement Number 33-73792 on Form N-1A under the Securities Act of 1933 and Amendment No. 7 to the Registration Statement Number 811-8270 on Form N-1A under the Investment Company Act of 1940 of our report dated May 9, 1997 on the financial statements and financial highlights of the Small/Mid Cap Equity, Core Equity, Balanced and Intermediate Fixed Income Portfolios (four of the series constituting Rainier Investment Management Mutual Funds) (the "Funds") as of March 31, 1997 and for the periods indicated therein, which report has been incorporated by reference in the Statement of Additional Information of the Funds.

We also consent to the reference to our Firm under the headings "Independent Auditors" and "Financial Highlights" in the prospectus and "General Information" in the Statement of Additional Information.

                                             /S/ KPMG Peat Marwick LLP

Seattle, Washington
July 29, 1997